                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                                 Twelve Months Ended
                                                                                             ----------------------------
Line                                                                                         September 30,   December 31,
 No.                                                                                             2000           1999
----                                                                                         -------------   ------------
  1       Net income before extraordinary items                                                $  694,936     $  650,308
                                                                                               ----------     ----------

  2       Net provisions for income taxes and investment tax credits deferred
  3         charged to-
  4           Operations                                                                       $  229,387     $  353,477
  5           Other income                                                                          4,725        (25,544)
                                                                                               ----------     ----------

  6                                                                                            $  234,112     $  327,933
                                                                                               ----------     ----------

  7       Fixed charges-
  8         Interest on debt                                                                   $  522,321     $  567,567
  9         Estimated interest component of nuclear fuel and
 10           other lease payments, rentals and other interest                                     64,217         65,705
 11         Amortization of debt discount, premium and expense                                      9,499         10,083
 12         Company-obligated mandatorily redeemable preferred securities
 13           dividend requirements of subsidiary trusts holding solely the
 14           Company's subordinated debt securities                                               29,710         29,710
                                                                                               ----------     ----------

 15                                                                                            $  625,747     $  673,065
                                                                                               ----------     ----------

 16       Preferred and preference stock dividend requirements-
 17         Provisions for preferred and preference stock dividends                            $    6,359     $   23,756
 18         Taxes on income required to meet provisions for
 19           preferred and preference stock dividends                                              4,160         15,543
                                                                                               ----------     ----------

 20                                                                                            $   10,519     $   39,299
                                                                                               ----------     ----------

 21       Fixed charges and preferred and preference stock
 22         dividend requirements                                                              $  636,266     $  712,364
                                                                                               ----------     ----------

 23       Earnings for fixed charges and preferred and preference stock
 24         dividend requirements                                                              $1,554,795     $1,651,306
                                                                                               ----------     ----------

 25       Ratios of earnings to fixed charges (line 24 divided by line 15)                           2.48           2.45
                                                                                                     ====           ====

 26       Ratios of earnings to fixed charges and preferred and preference
 27         stock dividend requirements (line 24 divided by line 22)                                 2.44           2.32
                                                                                                     ====           ====